Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The Black & Decker Corporation of our reports dated February 17, 2005, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation, The Black & Decker Corporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Black & Decker Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


Registration Statement Number                Description
33-6610                                      Form S-8
33-6612                                      Form S-8
33-26917                                     Form S-8
33-26918                                     Form S-8
33-33251                                     Form S-8
33-47651                                     Form S-8
33-47652                                     Form S-8
33-58795                                     Form S-8
33-65013                                     Form S-8
333-03593                                    Form S-8
333-51155                                    Form S-8
333-51157                                    Form S-8
333-35986                                    Form S-8
333-113283                                   Form S-8
333-115301                                   Form S-8
333-121992                                   Form S-4


/s/ Ernst & Young LLP
---------------------
Baltimore, Maryland
February 17, 2005